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                                                               Exhibit 10.10.2

                                 AMENDMENT NO. 3

    Effective March 29, 1996, Genzyme Transgenics Corporation ("GTC") and Genzyme Corporation ("Genzyme") entered into a Convertible Debt and Development Funding Agreement (the "Agreement"), which Agreement continues in full force and effect.

                                    RECITALS

    A. Pursuant to Section 2.1 of the Agreement, GTC granted to Genzyme certain Co- Marketing Rights related to AT-III as defined therein.

    B. Pursuant to Section 2.3(b) of the Agreement, such Co-Marketing Rights shall terminate upon failure of Genzyme to enter into a Supply Agreement with GTC by March 31, 1997.

    C. Pursuant to Amendment No. 2 to the Agreement, entered into by the parties on March 31, 1997, GTC and Genzyme extended the period during which the parties must enter into a Supply Agreement or other business relationship for three months to and including June 30, 1997.

    D. The parties have been negotiating the terms of a business relationship between GTC and Genzyme relating to AT-III, which negotiations are continuing.

    E. To permit further negotiation without terminating such Co-Marketing Rights, the parties wish to further amend the Agreement to extend the period during which the parties must enter into a Supply Agreement or other business relationship for six months to and including December 31, 1997.

    NOW, THEREFORE, in view of the above recitals and in consideration of the mutual covenants set forth herein, the parties hereby agree as follows:

    1.   Sections 1.10, 1.11(a), 2.3(b), 2.3(c), 2.3(d) and 2.6, as amended, are each individually further amended to change the date June 30, 1997 to December 31, 1997.

    2. Section 2.4 of the Agreement, as amended, is deleted in its entirety, and in place thereof the following new Section 2.4 is added:

              2.4. Development and Supply Agreement. Subject to Section 2.3 above, prior to and including December 31, 1997, GTC and Genzyme shall negotiate in good faith to enter into an exclusive development and supply agreement pursuant to which GTC may become the exclusive manufacturing source of transgenic AT-III to be sold by Genzyme pursuant to its Co-Marketing Rights (the "Supply Agreement"). The Supply Agreement shall be on substantially the terms set forth in a letter dated February 27, 1997 from Jan van Heek to James A. Geraghty, including the "Summary of proposed terms"

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         attached thereto (the "Letter").  The Supply Agreement agreed upon by
         GTC and Genzyme shall be subject to the prior review and approval of a committee of the Board of Directors of GTC, which committee shall not include any officers or directors of Genzyme.

    3. All other terms and conditions of the Agreement, as amended, remain unmodified and in full force and effect; provided, however, notwithstanding such terms and conditions, for the period commencing July 1, 1997 and ending December 31, 1997, Genzyme's funding of the AT-III development program shall be Seven Million Dollars ($7,000,000) less AT-III development program funding paid by Genzyme for the period commencing January 1, 1997 and ending June 30, 1997.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed as an instrument under seal in their respective corporate names by their respective authorized representatives on a date no later than June 30, 1997.

GENZYME CORPORATION                    GENZYME TRANSGENICS
                                       CORPORATION



By:  /s/ Gregory D. Phelps             By:  /s/ John B. Green
   -------------------------------        -------------------------------

Print Name:  Gregory D. Phelps         Print Name:  John B. Green
            ----------------------                 ----------------------

Title:  Executive Vice President       Title: Vice President and CFO
       ---------------------------            ---------------------------

Date:  June 30, 1997                   Date: June 30, 1997
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